UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/30/2008

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On July 30, 2008, KLA-Tencor Corporation ("KLA-Tencor") issued a news release announcing that it has entered into an agreement to acquire the Microelectronic Inspection Equipment (MIE) business unit of Vistec Semiconductor Systems. The MIE business unit of Vistec is headquartered in Weilburg, Germany and provides advanced semiconductor mask and wafer manufacturing systems. Financial terms of the transaction were not disclosed. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close before the end of calendar year 2008.

A copy of the news release issued by KLA-Tencor on July 30, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference. References to KLA-Tencor's website in the release do not incorporate by reference the information on such website into this Current Report on Form 8-K, and KLA-Tencor disclaims any such incorporation by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.                        Description

        99.1        Text of news release issued by KLA-Tencor Corporation dated July 30, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: July 30, 2008	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Text of news release issued by KLA-Tencor Corporation dated July 30, 2008